Exhibit 15.3

[LETTERHEAD OF SANDLER O’NEILL & PARTNERS, L.P.]

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Blue Ridge Bankshares, Inc. (the “Company”) as an Appendix to the Joint Proxy Statement/Offering Circular relating to the proposed merger of the Company with River Bancorp, Inc. contained in the Offering Statement on Form 1-A, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Joint Proxy Statement/Offering Circular and Offering Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Joint Proxy Statement/Offering Circular and Offering Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York

May 18, 2016